Exhibit 99.1	Press Release dated October 30, 2013.

FOR RELEASE: CONTACT:	New Hartford, NY, October 30, 2013 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES
2013 THIRD QUARTER RESULTS FROM CONTINUING OPERATIONS

New Hartford, NY- October 30, 2013 – PAR Technology Corporation (NYSE: PAR) today announced results for the third quarter ended September 30, 2013.  PAR reported revenues from continuing operations of $55.5 million and net income of $445,000 or $0.03 earnings per diluted share.  This compares to revenue of $61.1 million and net income of $1.3 million or $0.09 earnings per share for the third quarter of 2012.

Commenting on the third quarter, Ronald J. Casciano, Chief Executive Officer & President, stated, “Overall the third quarter was challenging for our Company, but progress is being made on new product development and in adding incremental business in specific hospitality business lines. In our Government business we have identified additional opportunities with specific ISR (Intelligence, Surveillance & Reconnaissance) programs as demonstrated by the recently awarded $85 million U.S. Army contract. However, the timing of revenue from these contracts is often difficult to predict, as evidenced by the 17% drop in contract revenue for the quarter compared to same period last year. We expect improving business conditions into calendar year 2014, and we continue to invest in products and services that offer long-term organic growth opportunities that are consistent with our business strategy.”

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do and not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years.  PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR’s Hospitality business also provides hotel management systems with a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  In addition, PAR offers the spa industry a leading management application specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. Visit www.partech.com for more information.

There will be a conference call at 10:00 a.m. (Eastern) on October 30, 2013, during which the Company’s management will discuss the financial results for the third quarter of 2013. If you would like to participate in this conference call, please dial 1-866-515-2912 approximately 10 minutes before the scheduled beginning and use the PAR passcode 99695171. Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the Internet. Individual Investors can listen to the call by visiting PAR’s website at www.partech.com. If you are unable to participate in the conference call, an automatic replay will be available on the World Wide Web via www.partech.com through November 6, 2013 or via telephone by dialing 1-888-286-8010 and using the passcode 33010704.

PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
Assets	2013	2012
Current assets:
Cash and cash equivalents	$10,102	$19,475
Accounts receivable-net	26,023	29,890
Inventories-net	25,299	26,172
Deferred income taxes	14,367	11,037
Income taxes receivable	463	-
Other current assets	3,723	3,236
Total current assets	79,977	89,810
Property, plant and equipment - net	5,507	5,857
Deferred income taxes	3,958	6,280
Goodwill	6,852	6,852
Intangible assets - net	14,069	11,747
Other assets	2,614	3,219
Total Assets	$112,977	$123,765
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$164	$159
Accounts payable	12,425	21,216
Accrued salaries and benefits	6,404	6,397
Accrued expenses	2,176	4,467
Customer deposits	939	1,380
Deferred service revenue	13,713	12,522
Income taxes payable	-	547
Total current liabilities	35,821	46,688
Long-term debt	960	1,084
Other long-term liabilities	3,592	3,030
Liabilities of discontinued operations	-	141
Total liabilities	40,373	50,943
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,229,425 and 17,038,405 shares issued;15,521,316 and 15,330,718 outstanding	344	341
Capital in excess of par value	43,628	43,661
Retained earnings	34,871	34,758
Accumulated other comprehensive loss	(403)	(104)
Treasury stock, at cost, 1,708,109 and 1,707,687 shares	(5,836)	(5,834)
Total shareholders’ equity	72,604	72,822
Total Liabilities and Shareholders’ Equity	$112,977	$123,765

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	For the three months ended September 30,	For the three months ended September 30,	For the nine months ended September 30,	For the nine months ended September 30,
	2013	2012	2013	2012
Net revenues:
Product	$22,673	$22,340	$68,846	$62,652
Service	14,697	16,720	46,031	48,113
Contract	18,168	21,992	66,851	67,965
	55,538	61,052	181,728	178,730
Costs of sales:
Product	15,492	14,681	46,806	39,699
Service	11,042	11,775	33,498	33,813
Contract	16,649	20,584	62,440	64,151
	43,183	47,040	142,744	137,663
Gross margin	12,355	14,012	38,984	41,067
Operating expenses:
Selling, general and administrative	8,616	9,410	28,315	28,844
Research and development	3,730	3,309	11,576	9,947
Amortization of identifiable intangible assets	-	138	-	441
	12,346	12,857	39,891	39,232
Operating income (loss) from continuing operations	9	1,155	(907)	1,835
Other income, net	152	233	373	440
Interest expense	(16)	(22)	(42)	(64)
Income (loss) from continuing operations before provision for income taxes	145	1,366	(576)	2,211
Provision (benefit) for income taxes	(300)	62	(900)	383
Income from continuing operations	445	1,304	324	1,828
Discontinued operations
Income (loss) on discontinued operations (net of tax)	(5)	50	(211)	1,470
Net Income	$440	$1,354	$113	$3,298
Basic Earnings per Share:
Income from continuing operations	0.03	0.09	0.02	0.12
Income (loss) from discontinued operations	(0.00)	0.00	(0.01)	0.10
Net Income	$0.03	$0.09	$0.01	$0.22
Diluted Earnings per Share:
Income from continuing operations	0.03	0.09	0.02	0.12
Income (loss) from discontinued operations	(0.00)	0.00	(0.01)	0.10
Net Income	$0.03	$0.09	$0.01	$0.22
Weighted average shares outstanding
Basic	15,405	15,131	15,228	15,105
Diluted	15,446	15,207	15,253	15,179

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

	For the nine months ended September 30, 2013
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	For the nine months ended September 30, 2012

Net revenues	$181,728	-	$181,728	$178,730
Costs of sales	142,744	-	142,744	137,663
Gross Margin	38,984	-	38,984	41,067

Operating Expenses
Selling, general and administrative	28,315	772	27,543	28,844
Research and development	11,576	106	11,470	9,947
Amortization of identifiable intangible assets	-	-	-	441
Total operating expenses	39,891	878	39,013	39,232

Operating income (loss) from continuing operations	(907)	878	(29)	1,835
Other income, net	373	-	373	440
Interest expense	(42)	-	(42)	(64)
Income (loss) from continuing operations before provision for income taxes	(576)	878	302	2,211
Provision (benefit) for income taxes	(900)	331	(569)	383
Income from continuing operations	$324	$547	$871	$1,828
Income (loss) from discontinued operations, (net of tax)	$(211)		$(211)	$1,470
Net Income	$113		$660	$3,298
Income per diluted share from continuing operations	$0.02		$0.06	$0.12
Income (loss) per diluted share from discontinued operations	$(0.01)		$(0.01)	$0.10
Income per diluted share	$0.01		$0.04	$0.22

The Company reports its financial results in accordance with GAAP, which refers financial information presented in accordance with generally accepted accounting principles in the United States.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

During the year, the Company recorded total charges of $878,000.  The most significant of the charges was $607,000 of separation related costs.  In addition to this charge, the Company incurred legal costs of $271,000 associated with an intellectual property matter that was settled during the first quarter.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.